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[Letterhead of PricewaterhouseCoopers LLP, 125 High Street, Boston, MA 02110,
           Telephone (617) 530-5000, Facsimile (617) 530-5001]

                                                                  Exhibit (j)(1)


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 8 to the Registration Statement (No. 333-73433) on Form N-1A, of our report dated March 20, 2003, as it relates to the Statement of Changes in Net Assets and financial highlights appearing in the January 31, 2004, Annual Report to Shareholders of State Street Research Institutional Core Fixed Income Fund, State Street Research Institutional Core Plus Fixed Income Fund, State Street Research Institutional Large Cap Growth Fund and State Street Research Institutional Large Cap Analyst Fund, each a series of State Street Research Institutional Funds, which Annual Report is also incorporated by reference in the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
May 26, 2004